                                                                   Exhibit 10.2


                                          TENANT: MOLTEN METAL TECHNOLOGY, INC.


                                    LEASE OF

                             400-1 TOTTEN POND ROAD

                             WALTHAM, MASSACHUSETTS

                                TABLE OF CONTENTS



      ARTICLE 1
            BASIC LEASE PROVISIONS.........................................  1

      ARTICLE 2
            PREMISES AND APPURTENANT RIGHTS................................  3

      ARTICLE 3
            BASIC RENT; LANDLORD'S USE OF SPACE............................  4

      ARTICLE 4
            COMMENCEMENT AND CONDITION.....................................  5

      ARTICLE 5
            USE OF PREMISES................................................  9

      ARTICLE 6
            ASSIGNMENT AND SUBLETTING...................................... 11

      ARTICLE 7
            RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
            SERVICES TO BE FURNISHED BY LANDLORD........................... 14

      ARTICLE 8
            REAL ESTATE TAXES.............................................. 17

      ARTICLE 9
            OPERATING AND UTILITY EXPENSES................................. 19

      ARTICLE 10
            INDEMNITY AND PUBLIC LIABILITY INSURANCE....................... 21

      ARTICLE 11
            LANDLORD'S ACCESS TO PREMISES.................................. 22

      ARTICLE 12

            FIRE, EMINENT DOMAIN, ETC...................................... 22

      ARTICLE 13
            DEFAULT........................................................ 24

      ARTICLE 14
            MISCELLANEOUS PROVISIONS....................................... 29
                  14.1   EXTRA HAZARDOUS USE
                         -------------------
                  14.2   WAIVER
                         ------
                  14.3   COVENANT OF QUIET ENJOYMENT
                         ---------------------------
                  14.4   LIMITATION OF LIABILITY
                         -----------------------
                  14.5   NOTICE TO MORTGAGEE OR GROUND LESSOR
                         ------------------------------------
                  14.6   ASSIGNMENT OF RENTS AND TRANSFER OF TITLE
                         -----------------------------------------
                  14.7   RULES AND REGULATIONS
                         ---------------------
                  14.8   ADDITIONAL CHARGES
                         ------------------
                  14.9   INVALIDITY OF PARTICULAR PROVISIONS
                         -----------------------------------
                  14.10  PROVISIONS BINDING, ETC
                         -----------------------
                  14.11  RECORDING
                         ---------
                  14.12  NOTICES
                         -------
                  14.13  WHEN LEASE BECOMES BINDING
                         --------------------------
                  14.14  PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS
                         -------------------------------------------------
                  14.15  RIGHTS OF MORTGAGEE OR GROUND LESSOR
                         ------------------------------------
                  14.16  STATUS REPORT
                         -------------
                  14.17  SECURITY DEPOSIT
                         ----------------
                  14.18  REMEDYING DEFAULTS
                         ------------------
                  14.19  HOLDING OVER
                         ------------
                  14.20  WAIVER OF SUBROGATION
                         ---------------------
                  14.21  SURRENDER OF PREMISES
                         ---------------------
                  14.22  BROKERAGE
                         ---------
                  14.23  GOVERNING LAW
                         -------------

      ARTICLE 15
            OPTION TO EXTEND............................................... 37

      ARTICLE 16
            FAIR MARKET RENTAL VALUE....................................... 38

      EXHIBIT OC

      EXHIBIT RR

      EXHIBIT IR

      EXHIBIT CL

      EXHIBIT PL

      EXHIBIT SNDA

      EXHIBIT LOC

      EXHIBIT BB

      EXHIBIT TS

      EXHIBIT CAF

                                    L E A S E
                                    ---------


      THIS INSTRUMENT IS A LEASE, dated as of September 16, 1996, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") located at 400-1 Totten Pond Road, Waltham, Massachusetts. The parties to this instrument hereby agree with each other as follows:


                                    ARTICLE 1
                                    ---------

                             BASIC LEASE PROVISIONS
                             ----------------------

1.1 INTRODUCTION. The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2     BASIC DATA.
        -----------

        Landlord: 400/460 Totten Pond Road Limited Partnership, a Delaware limited partnership.

        Landlord's Original Address: c/o Leggat McCall Properties, L.P., 10 Post Office Square, Boston, MA 02109.

        Tenant: MOLTEN METAL TECHNOLOGY, INC., a Delaware corporation.

        Tenant's Original Address: 400-2 Totten Pond Road, Waltham,
        Massachusetts.

        Guarantor: None.

        Basic Rent: (i) For the period commencing on the Commencement Date and expiring on the day immediately preceding the sixth anniversary of the Commencement Date, $1,656,226.00 ($22.00 per square foot of Premises Rentable
Area) per annum, (ii) for the remainder of the Initial Term, $1,731,509.00 ($23.00 per square foot of Premises Rentable Area) per annum, as all of the same may be adjusted and/or abated pursuant to Sections 4.2 and .

        Premises Rentable Area: Agreed to be 75,283 square feet.

        Permitted Uses: Executive or professional offices, subject to the provisions of Section 5.1(a).

        Escalation Factor: With respect to (i) Park Costs (as defined in Exhibit
OC), 27%, (ii) 400 Costs, 50%, and (iii) Building Costs, 100%.

        Initial Term: The period commencing on the Commencement Date and expiring at the close of the day immediately preceding the seventh anniversary of the Commencement Date, as determined in accordance with Section 4.2, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall, provided further that, if as a result of any construction delay, as described in Section 4.2, Tenant is granted any period of "free rent," then the Initial Term shall be extended until the last day of the calendar month in which the last day of such free rent period occurs.

        Security Deposit: $414,056.50, subject to the provisions of Section
14.17.

        Base Operating Expenses: The actual Operating Expenses incurred for the calendar year ending December 31, 1997, exclusive of the cost of electricity and all other utilities provided to the Building and the surrounding areas of the Property, to be paid for separately by Tenant pursuant to Section 7.5; PROVIDED THAT, if during any portion of the calendar year ending December 31, 1997, less than all of the TPR Properties are occupied by tenants or, if Landlord was not supplying all tenants with the services being supplied to Tenant hereunder, then the Operating Expenses actually incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Expenses that would have been incurred if the TPR Properties were fully occupied and such services were being supplied to all tenants, and such extrapolated Operating Expenses shall, for all purposes hereof, be deemed to be the Base Operating Expenses hereunder. If and when Landlord discontinues providing the traffic control services referred to in Section 7.4(b)(vi), Base Operating Expenses shall thereafter be reduced by the amount theretofore included in Base Operating Expenses for such services.

        Base Taxes: Base Taxes shall be the product of (i) Taxes actually assessed with respect to the Property for the fiscal year ending June 30, 1999 (as the same may be reduced by the amount of any abatement), multiplied by (ii) 0.96, but in no event shall Base Taxes be less than Taxes actually assessed with respect to the Property for the fiscal year ending June 30, 1998 (as the same may be reduced by the amount of any abatement).

        Broker: Fallon, Hines & O'Connor.


1.3     ADDITIONAL DEFINITIONS.
        -----------------------

        Agent: Leggat McCall Properties Management, L.P., 460 Totten Pond Road, Waltham, MA, Attn: Property Manager, or such other person or entity from time to time designated by Landlord.

        Business Days: All days except Saturday, Sunday, New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

        Commencement Date: As defined in Section 4.1.

        Construction Deadline: As defined in Section 4.2.

        Default of Tenant: As defined in Section 13.1.

        Escalation Charges: The amounts prescribed in Sections 8.1 and 9.2.

        Extended Term: As defined in Section 15.1.

        Fair Market Rental Value: As determined in accordance with Section 17.1.

        Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

        Initial Public Liability Insurance: $2,000,000 per occurrence/ $10,000,000 aggregate (combined single limit) for property damage, bodily injury or death.

        Landlord's Loan: As defined in Section 4.2.

        Landlord's Work: As defined in Section 4.2.

        Operating Expenses: As determined in accordance with Section 9.1 and EXHIBIT OC.

        Operating Year: As defined in Section 9.1.

        Premises: The entire ground, second, third and fourth floors of the Building, except as provided otherwise in Section 2.2.

        Property: The Building and the land parcel on which it is located (including adjacent sidewalks).

        Proposed Space: As defined in Section 18.1.

        Substantial Completion Date: As defined in Section 4.2.

        Target Date: As defined in Section 4.2.

        Tax Year: As defined in Section 8.1.

        Taxes: As determined in accordance with Section 8.1.

        Tenant's Removable Property: As defined in Section 5.2.

        Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

        TPR Properties: Properties owned by Landlord or an affiliate of Landlord and currently known as 400-1, 400-2 and 460 Totten Pond Road, Waltham, Massachusetts.


                                    ARTICLE 2
                                    ---------

                         PREMISES AND APPURTENANT RIGHTS
                         -------------------------------

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common walkways necessary for access to the Building; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used (provided that no such change shall have the effect of materially interfering with or impairing Tenant's rights under this Lease, including without limitation free access to the Building and use and enjoyment of the Premises.

        (b) Excepted and excluded from the Premises are the structural elements of the Building, including without limitation the roof, exterior walls, foundations and exterior windows (except the inner surface thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the exterior entry doors (and related glass and finish work), interior partitions and doors, hung ceilings and lobby areas are a part thereof. Landlord shall have the right, in connection with Landlord's maintenance and repair obligations, to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In addition, but subject to Tenant's reasonable security restrictions set forth in Exhibit TS, Landlord and its agents, employees and contractors shall have the right to pass through that portion of the Premises located on the ground floor of the Building to gain access to the first floor mechanical and electrical rooms. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls.

        (c) Tenant shall also have the right (subject to reasonable rules and regulations from time to time established by Landlord) to use, on an non-exclusive, unreserved basis, up to four (4) parking spaces located on the Property for each 1,000 square feet of Premises Rentable Area, or 301 spaces. Landlord shall not be responsible for policing the parking areas or for restricting access thereto by parties other than tenants of Landlord's buildings. Such spaces shall be used for private automobiles, only and not for delivery trucks.


                                    ARTICLE 3
                                    ---------

                       BASIC RENT; LANDLORD'S USE OF SPACE
                       -----------------------------------

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Section 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at P.O. Box 3737, Boston, MA 02241-3737, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that, twice during any twelve-month period, any installment of Basic Rent is not paid within five (5) Business Days after the due date, then with each succeeding late payment (until Tenant shall have made eleven consecutive timely payments), Tenant shall pay, in an addition to any charges under
        Section 14.18, at Landlord's request an administrative fee equal to 5% of the overdue payment, which Landlord and Tenant expressly agree shall not be deemed a penalty. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labelled Basic Rent, Escalation Charges, additional charges or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

        (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs.


                                    ARTICLE 4
                                    ---------
                           COMMENCEMENT AND CONDITION
                           --------------------------


4.1     COMMENCEMENT DATE.  The Commencement Date shall be the last to occur of:
        ------------------

        (a) February 1, 1997, or

        (b) the eighth day following the Substantial Completion Date of any portion of the Premises, as defined in Section 4.2(c).

        Notwithstanding the foregoing, but subject to paragraph (d) below, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date. Promptly upon the occurrence of the Commencement Date and the expiration of any free rent periods described in Sections 4.2(e) and 4.5, Landlord and Tenant shall enter into a letter agreement substantially in the form annexed hereto as EXHIBIT CL, but the failure by either party to execute such a letter shall have no effect on the Commencement Date, as hereinabove determined.

4.2 PREPARATION OF THE PREMISES. (a) Tenant is currently having full construction drawings and plans (the "Plans") for the layout of the Premises prepared, which Plans shall conform to the requirements set forth in part III of EXHIBIT RR, and be submitted to Landlord for its approval on or before October 1, 1996 (the "Plan Submission Date"), which approval shall not be unreasonably withheld or delayed. Failure by Landlord to disapprove any submission of the Plans within ten (10) Business Days after submission shall constitute approval thereof. Any disapproval shall be accompanied by a reasonably specific statement of reasons therefor. Promptly upon receipt of any such disapproval, Tenant shall, within ten (10) Business Days, revise the Plans to address Landlord's reasons for disapproval and resubmit the same to Landlord. At such time as the Plans are completed and approved by Landlord, Landlord and Tenant shall sign a letter agreement substantially in the form of EXHIBIT PL, identifying the Plans and reciting such approval, and a copy of such letter shall be appended to each counterpart of this Lease.

        (b) Promptly after (i) approval of the Plans, (ii) issuance by the City of Waltham of a building permit and any other licenses or approvals necessary under applicable law for Landlord's Work to commence, and (iii) payment by Tenant of any excess cost referred to below (and execution of a work letter if requested by Landlord), Landlord shall exercise all reasonable efforts to substantially complete the work ("Landlord's Work") specified therein on or before January 24, 1997 (the "Target Date," as it may be extended pursuant to Section 4.4). Tenant shall have no claim against Landlord for failure to complete such Work on or before the Target Date, except the right to the "free rent" period, and the right to terminate this Lease, both as hereinafter described. Upon completion and approval of the Plans, Landlord shall enter into a so-called "Cost-Plus" construction contract with Landlord's contractor, which contract shall also provide for a guaranteed maximum price (the "GMP"). The construction contract shall provide that the contractor shall bear any financial responsibility for excess of the actual cost of performing Landlord's Work over and above the GMP, except in the event of change orders. To the extent that the GMP set forth in the construction contract exceeds an amount ("Landlord's Contribution") equal to $1,693,867.50 ($22.50 per square foot of Premises Rentable
        Area), Tenant shall (subject to the provisions of paragraph (c) below) pay such excess to Landlord within 5 days after the date Tenant's Plans are approved and the GMP is established (or such later time as Landlord advises Tenant of the amount of such excess). Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. In the event that the actual cost to Landlord of completing Landlord's Work exceeds Landlord's Contribution, but is less than the GMP, then Landlord shall refund such difference within fifteen (15) days after Landlord shall advise Tenant of such actual cost. In the event that the actual cost to Landlord of completing Landlord's Work is less than Landlord's Contribution, then Landlord shall credit against payments of Basic Rent subsequently coming due the amount by which Landlord's Contribution exceeds such cost. In addition, if after approval of the Plans, Tenant shall request any changes in Landlord's Work, which changes will result in an increase in the GMP, as a condition to Landlord's obligation to agree to such change, Tenant shall pay to Landlord any such increase in the GMP, such payment to be made within five (5) days after Landlord advises Tenant of the amount of such increase. For purposes of computing the cost of performing Landlord's Work: (i) up to $376,415.00 ($5.00 per square foot of Premises Rentable Area) of the total Landlord's Contribution may be applied to so-called "soft" costs, including architectural and engineering services, moving into the Premises, installing cabling and other telecommunication equipment, but excluding Tenant's furniture, fixtures and equipment; and (ii) construction management fees paid by Landlord shall not be included in the cost of such Work. Landlord's Work does not include the work ("Base Building Work") currently being undertaken by Landlord, which is identified on EXHIBIT BB hereto, and the cost of performing the Base Building Work shall not be deemed to be included in the cost of performing Landlord's Work. If and to the extent that Tenant may elect to have Landlord perform Landlord's Work in less than all of the Premises, for purposes of this Article 4, wherever amounts are computed on the basis of "per square foot of Premises Rentable Area," the same shall refer to the number of square feet of Premises Rentable Area as to which Landlord's Work is actually being performed.

        (c) The Premises shall be deemed ready for occupancy on the first day (the "Substantial Completion Date") as of which: (i) Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e. so-called "punch list" items); (ii) a certificate of use and occupancy (which may be temporary) has been issued therefor; and
        (iii) Tenant has been given notice thereof ("Substantial Completion"). Landlord shall expeditiously (but in any event within 60 days) complete all "punch list" items and Tenant shall afford Landlord access to the Premises for such purposes. Tenant acknowledges that, given the scope of Landlord's Work, it is possible that Substantial Completion may occur as to certain portions of the Building before all of Landlord's Work is substantially complete. If (i) Tenant shall desire to occupy a portion of the Premises prior to Substantial Completion of all of Landlord's Work, and (ii) Landlord, in its sole and absolute discretion, determines that partial occupancy by Tenant of such portions of the Building as shall have been substantially complete will not interfere with or delay the remainder of Landlord's Work, Landlord may give Tenant notice thereof and, subject to
        Section 4.1(a), Tenant may occupy that portion of the Premises as to which Substantial Completion has occurred, and the Substantial Completion Date shall be deemed to have occurred as to such portion, and all payments of Basic Rent, Escalation Charges and the like shall be prorated according to the amount of space as to which Substantial Completion shall have been achieved.

        (d) If the Substantial Completion Date has not occurred on or before the thirtieth (30th) day after the Target Date (as so extended), then for each day after such 30th day that Substantial Completion is not achieved, Tenant shall not be required to pay Basic Rent or Escalation Charges for one (1) day after the Commencement Date. Further, if the Substantial Completion Date has not occurred on or before the sixtieth
        (60th) day after the Target Date (as so extended), then for each day after such 60th day that Substantial Completion is not achieved, Tenant shall not be required to pay Basic Rent or Escalation Charges for one and one-half (1 1/2) days after the Commencement Date. If the Substantial Completion Date has not occurred on or before the ninetieth
        (90th) day (the "Construction Deadline") after the Target Date (as so extended), Tenant shall have the right to terminate this Lease by giving notice to Landlord, not later than thirty (30) days after the Construction Deadline, of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after the giving of such notice, unless, within such additional 30-day period, Landlord substantially completes Landlord's Work; and such rights of free rent and termination shall be Tenant's sole and exclusive remedies at law or in equity for Landlord's failure so to complete such Work within such time.

4.3 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Except to the extent to which Tenant shall have given Landlord notice, not later than the end of the fourth full calendar month of the Term of this Lease next beginning after the Commencement Date, of respects in which Landlord has not performed Landlord's Work, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work. Except for Landlord's Work and the Base Building Work, and except as expressly provided herein, the Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY by Landlord. Tenant acknowledges that it has inspected the Premises and, except for Landlord's Work and the Base Building Work, has found the same satisfactory. Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that: (i) Landlord's Work and the Base Building Work will be undertaken in accordance with all applicable laws, codes and ordinances, including without limitation the Americans With Disabilities Act of 1990, and (ii) Landlord has not received from any governmental agency having jurisdiction any written notice to the effect that the Premises are in violation of any applicable law, code or ordinance, which violation remains outstanding as of the date hereof. To the extent that Tenant will be responsible for maintenance and/or repair of any item of work included in Landlord's Work or the Base Building Work, then Landlord shall use reasonable efforts to obtain from Landlord's contractor a warranty for the benefit of Tenant covering such items.

4.4 TENANT'S DELAYS. (a) If a delay shall occur in the Substantial Completion Date as the result of:

        (i) any written request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason;

        (ii) failure by Tenant to (x) submit the Plans on or before the Plan Submission Date, and revise the same to satisfy Landlord's reasonable objections within the time periods set forth above, or (y) enter into a work letter if so requested by Landlord, or (z) any change by Tenant in any of the Plans after approval or deemed approval thereof by Landlord;

        (iii) any other act or omission of Tenant or its officers, agents, servants or contractors, provided that no act or omission shall be deemed a cause for delay except to the extent that Landlord shall have given Tenant written notice thereof within two (2) Business Days after Landlord becomes aware of the delay;

        (iv) any special requirement of the Plans not in accordance with Landlord's building standards, which Landlord shall have identified prior to commencement of Landlord's Work as a potential cause for delay; or

        (v) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii) or (iv) of this paragraph and the fitting of such Work back into such schedule;

        AND, as a result of such delay, Substantial Completion does not occur before February 24, 1997, then Tenant shall, commencing on February 24, 1997, pay to Landlord for each day of such delay the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Tenant's obligation to pay Basic Rent commenced on February 24, 1997 (without regard to any "free rent" period).

        (b) If a delay in the Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph (a), such delay shall be deemed added to the delay described in that paragraph.

        (c) The delays referred to in paragraphs (a) and (b) are herein referred to collectively and individually as "Tenant's Delay."

        (d) If, as a result of Tenant's Delay(s), the Substantial Completion Date is delayed in the aggregate for more than one hundred twenty (120) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

        (e) The Target Date shall automatically be extended for the period of any delays caused by Tenant's Delay(s) or Force Majeure.

                                    ARTICLE 5
                                    ---------

                                 USE OF PREMISES
                                 ---------------


5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses specifically excluding, without limitation, use for medical, dental, governmental, utility company or employment agency offices, provided that use of the Premises for offices for a governmental agency with whom Tenant has an ongoing relationship in the course of the conduct of Tenant's business shall not be prohibited hereby.

        (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

            (i) Tenant shall cause all freight to be delivered to or removed from the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

            (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Notwithstanding the foregoing, Landlord agrees that, so long as Tenant actually occupies at least fifty-one percent (51%) of Premises Rentable Area, Tenant shall have the right to place one sign, bearing Tenant's name and logo, on the exterior of the Building, provided that (i) Tenant shall comply with all applicable laws, regulations and ordinances and shall obtain at its expense any necessary permits or approvals, and (ii) Landlord shall have first approved detailed plans and specifications therefor, which shall show, at a minimum, the size and style of such sign, the materials to be used, and the method of affixation. Tenant shall remove such sign (and repair any damage arising from such sign) upon the request of Landlord at the expiration or earlier termination of this Lease, or if Tenant shall cease to occupy at least fifty-one percent (51%) of Premises Rentable Area. Landlord agrees to construct and maintain, at its sole cost and expense, a tenant directory at the driveway entrance to the business park of which the Building is a part, on which will be placed Tenant's name and the location of the Premises;

            (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons; and

            (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including without limitation the Americans With Disabilities Act of 1990.

5.2 INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises (including any improvements other than Landlord's Work necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural alterations, additions and improvements that do not affect the Building's electrical, plumbing or mechanical systems. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, make non-structural alterations to the Premises which do not materially or adversely affect the Building's electrical, plumbing or mechanical systems, and which do not involve the expenditure of $15,000 or more for any given alteration (or series of related alterations), provided that Tenant shall notify Landlord of the same in advance, describing in reasonable detail the nature of the work to be done and the cost thereof. To the extent that, under applicable laws or codes or, consistent with sound and accepted building management and construction practices, plans, specifications, drawings or the like would be prepared in connection with work such as that being proposed, Tenant shall have such plans, specifications or drawings prepared (meeting the requirements set forth in the rules and regulations from time to time in effect) and approved in advance by Landlord (such approval not to be unreasonably withheld or delayed), and any such alterations, additions or improvements shall be in accordance with the same. In addition, to the extent that any permits or approvals are required in connection with such alterations, additions or improvements, copies thereof shall be delivered to Landlord in advance of commencement of work. Such work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, (ii) be made at Tenant's sole cost and expense and in such a manner as Landlord may from time to time reasonably designate, (iii) be made only in accordance with the rules and regulations from time to time in effect with respect thereto, and (iv) become part of the Premises and the property of Landlord. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

        (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

        (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

        (d) In the course of any work being undertaken by either Landlord or Tenant, each party shall use all reasonable efforts to coordinate with the other as to possible labor problems of which such party becomes aware.

                                    ARTICLE 6
                                    ---------

                            ASSIGNMENT AND SUBLETTING
                            -------------------------


6.1 PROHIBITION. (a) Except as expressly permitted in this Article 6, Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of Basic Rent, Escalation Charges or other charges due under this Lease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this
        Article 6. The provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease.

        (b) The provisions of paragraph (a) shall not apply to either: transactions with an entity into or with which Tenant is merged or consolidated, or to which substantially all of Tenant's assets are transferred; or transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in either such event:

            (i) the successor to Tenant has a net worth and working capital, computed in accordance with generally accepted accounting principles consistently applied, sufficient in Landlord's reasonable judgment to assure the future performance by assignee of Tenant's obligations under this Lease,

            (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and

            (iii) the assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.

        (c) If, in violation of this Article 6, this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of

        Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.2     CONSENT TO SUBLEASE. Notwithstanding the prohibition set forth in
        Section 6.1(a), Landlord shall not unreasonably withhold its consent to one or more sublettings requested by Tenant, provided further that:

            (i) The business of each proposed subtenant and its use of the Premises shall be consistent with the Permitted Uses.

            (ii) Neither the proposed subtenant, nor any person who directly or indirectly, controls, is controlled by, or is under common control with, the proposed subtenant or any person who controls the proposed subtenant, shall be (A) a government (or subdivision or agency thereof), except as otherwise provided in Section 5.1, or (B) an occupant of any TPR Property;

            (iii) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6;

            (iv) No proposed sublease for which the sublet space shall be physically segregated shall cover less than 5,000 square feet of Premises Rentable Area; and

            (v) not later than thirty (30) days prior to the proposed commencement of such sublease, Landlord shall have received information reasonably sufficient to determine compliance with the foregoing conditions.

            Moreover, notwithstanding such sublease, Tenant shall in all cases remain fully and primarily liable hereunder. Landlord agrees to respond with reasonable promptness to any request by Tenant for any consent described above.

6.3 EXCESS PAYMENTS. In the event that Tenant shall enter into one or more subleases pursuant to Section 6.2, if the rent and other sums (including without limitation the fair value of any services provided by such subtenant for Tenant) on account of any such sublease exceed the Basic Rent and Escalation Charges allocable to that portion of the Premises subject to such sublease, plus actual out-of-pocket third party expenses reasonably incurred in connection with such sublease (such expenses to be pro-rated evenly over the term of such sublease), including without limitation reasonable brokerage commissions actually paid to a licensed broker, Tenant shall pay to Landlord, as an additional charge, 50% of such excess, such amount to be paid monthly with payments by Tenant of Basic Rent hereunder.

6.4 TERMINATION. Notwithstanding any other provision of this Article VI to the contrary, if and at each such time as Tenant shall intend to enter into any sublease, which sublease either (i) covers all or substantially all of the Premises, or (ii) covers less than all or substantially all of the Premises, but covers at least twenty-five percent (25%)of Premises Rentable Area, and has a term (including options to extend or renew) covering all or substantially all of the remainder of the Term of this Lease (excluding any extension options with respect to which Tenant shall not then have exercised its options), then Tenant shall give Landlord notice of such intent not earlier than sixty (60), and not later than thirty (30), days prior to the effective date of such proposed sublease, and Landlord may then elect to terminate this Lease (if less than all or substantially all of the Premises are covered by such sublease, then such termination shall affect only that portion of the Premises proposed to be covered by such sublease) by giving notice to Tenant of such election not later than fifteen (15) days after receipt of Tenant's notice and, upon the giving of such notice by Landlord, this Lease shall terminate with respect to such portion thirty
        (30) days after the giving of such notice by Landlord with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof. If Landlord shall elect to terminate this Lease with respect to any portion of the Premises as hereinabove provided, then (A) from and after the effective date of such termination, the definitions of Basic Rent, Premises, Premises Rentable Area and Escalation Factor shall be adjusted to reflect that portion of the Premises that remains subject to this Lease after such termination, and (B) Tenant shall pay to Landlord, as an additional charge, any costs incurred by Landlord in connection with physically separating such terminated portion from the remainder of the Premises and complying with any laws, regulations and requirements of governmental authorities regarding the creation of multi-tenant floors.

6.5 MISCELLANEOUS. (a) Any sublease consented to by Landlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article. Tenant shall reimburse Landlord on demand, as an additional charge, for any out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance reasonably satisfactory to Landlord.

        (b) Notwithstanding any sublease, or any amendments or modifications subsequent thereto, Tenant will remain fully liable for the payment of Basic Rent, Escalation Charges and other charges and for the performance of all other obligations of Tenant contained in this Lease. Any act or omission of any subtenant, or of anyone claiming under or through any subtenant, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant.

        (c) The consent by Landlord to any sublease shall not relieve Tenant or any person claiming through or under Tenant of the obligation to obtain the consent of Landlord, pursuant to the provisions of this Article, to any subsequent sublease.

        (d) With respect to each and every sublease authorized by Landlord under the provisions of this Article, it is further agreed that any such sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) each sublease shall provide that it is subject and subordinate to this Lease; (iv) Landlord may enforce the provisions of the sublease, including collection of rents; (v) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

6.6 ACCEPTANCE OF RENT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant. In either event, Landlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article, an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.


                                    ARTICLE 7
                                    ---------

              RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
              -----------------------------------------------------
                      SERVICES TO BE FURNISHED BY LANDLORD
                      ------------------------------------


7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees, at its sole cost and expense (subject to Article 9) to keep in good order, condition and repair the roof, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant's request or as a result of Tenant's requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

        (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2 TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and the standards recommended by the Boston Board of Fire Underwriters, and shall, at Tenant's expense, obtain all permits, licenses and the like required by applicable law. To the extent that the Premises constitute a "Place of Public Accommodation" within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. Notwithstanding the foregoing or the provisions of Article XII, to the maximum extent this provision may be enforceable according to law, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Property increases as a result of payment by the insurer of any claim arising from the any act or neglect of Tenant, or its contractors or invitees, Tenant shall be pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as an additional charge.

        (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason thereof.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the lesser of fifty (50) pounds per square foot, live load, or that which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

        (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 BUILDING SERVICES. (a) Landlord shall furnish, 24 hours per day, 7 days per week, heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding 6.0 watts per square foot of Premises Rentable Area. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

        (b) Landlord shall also provide:

            (i) Passenger elevator service from the existing passenger elevator system.

            (ii) Domestic water service (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes, and connection to the municipal sewer system.

            (iii) Snow and ice removal to the walks, driveways and parking areas which Tenant is entitled to use under this Lease, and landscaping of the surrounding grounds.

            (iv) Free access to the Premises at all times, subject to security precautions from time to time in effect, and subject always to restrictions based on emergency conditions.

            (v) Nightly cleaning and janitorial services to the Building on Business Days, provided the same are kept in reasonable order by Tenant, and window-washing, all substantially in accordance with the cleaning standards from time to time in effect for the Building.

            (vi) Until such time as a traffic signal (or other similar traffic control system) is installed at the entrance to the Property, or until such other traffic abatement measures as the City of Waltham may deem appropriate are completed, the services of a police or other appropriate traffic control officer at the entrance to the Property between the hours of 4:30 and 6:30 p.m. on Business Days (provided that, if Tenant shall desire that such services continue after such signal, system or measures are in place, Landlord shall continue such services at the sole cost and expense of Tenant).

        (c) Landlord shall have no obligation whatsoever to provide any security for the Premises or the Property. If and to the extent that Tenant desires to provide security for the Premises or for Tenant's employees and invitees or their property, Tenant shall be responsible for so doing. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its agents, employees, contractors and invitees as to the foregoing and as to necessary and appropriate safety precautions. Without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, employees, contractors and invitees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise against Landlord as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee, except to the extent that the same arises from the negligent act or omission of Landlord or its agents, employees or contractors, and will indemnify and hold Landlord harmless from and against any loss, cost, damage or expense suffered by Landlord as a result of any such claim, action, cause of action or other right.

7.5 UTILITIES. (a) Tenant acknowledges that Basic Rent does not include the cost of providing any electricity to the Premises and the Property. Tenant shall pay for all utilities provided separately to the Premises, and in addition, Tenant shall pay one-half (1/2) of the cost of providing parking lot and other exterior lighting on the Property and the adjacent property on which 400-2 Totten Pond Road is located. Landlord shall arrange for Tenant's reasonable and customary requirements for utilities, including, but not limited to, gas, water, electricity (up to 6.0 watts per square foot of Premises Rentable Area), sewer charges, and the like, including all utilities necessary for heating and air-conditioning the Building, and Tenant shall reimburse Landlord for the costs and expenses incurred in connection therewith, as an additional charge, within fifteen (15) days after receipt of Landlord's invoice therefor. Except to the extent that the same arises from the grossly negligent or willful and wrongful act or omission of Landlord or its agents, employees or contractors, Landlord shall have no liability for interruption or unavailability of any utility or service. Landlord shall purchase and install, at Tenant's expense, all lamps, tubes, bulbs, starters and ballasts for the Premises, and shall operate the utility systems for only their intended uses, consistent with accepted building operating standards.


                                    ARTICLE 8
                                    ---------

                                REAL ESTATE TAXES
                                -----------------


8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean an amount equal to fifty percent (50%) of real estate taxes assessed with respect to the Property and 400-2 Totten Pond Road for any Tax Year commencing with the Tax Year beginning July 1, 1997. If the Property shall hereafter be assessed as a taxable parcel separate and apart from 400-2 Totten Pond Road, then 100% thereof shall be included in the definition of "Taxes."

        (b) In the event that for any reason, Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for such Tax Year, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

        (c) Estimated payments by Tenant on account of Taxes shall be made, commencing July 1, 1998, on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to

        Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Basic Rent for the next succeeding month (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord.

8.2 ABATEMENT. (a) If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (together with Tenant's share of any interest actually received by Landlord in connection with such abatement) multiplied by the Escalation Factor; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or Base Taxes are abated.

        (b) Landlord shall advise Tenant as to any arrangement that has been entered into by Landlord with relevant taxing authorities as to assessments for any particular Tax Year(s). So long as Landlord has not entered into any such arrangement for any Tax Year in question, and provided that Tenant requests in writing that Landlord do so (which request is received not less than seven (7) days prior to the last date on which real estate tax abatement proceedings for a particular Tax Year may be commenced), and Tenant agrees therein to make the payment referred to below), Landlord will institute and prosecute proceedings for an abatement of Taxes for such Tax Year. The manner and method of conducting such proceedings shall be solely within the reasonable judgment and discretion of Landlord, provided that Landlord shall not cancel or withdraw any such proceedings unless Landlord shall, at least fifteen (15) days prior thereto have notified Tenant of its intention so to do and Tenant shall have failed during such period to notify Landlord of its intention to continue such proceedings at its cost and expense. The obligation of Landlord to prosecute such proceedings shall not be applicable to any proceeding beyond the Appellate Tax Board. From time to time, upon ten (10) days' notice, Tenant shall pay to Landlord the actual and reasonable cost and expense incurred by Landlord in connection with such proceedings. It is understood and agreed that Tenant shall be responsible for the entire cost and expense of such proceeding, and not only 50% thereof. If Tenant shall fail to make any such payment within such 10-day period, Landlord shall thereafter be free from any further obligations under this paragraph. In the event that Landlord is successful in obtaining an abatement, any costs theretofore advanced by Tenant shall (to the extent of the amount of the amount refunded in account of such abatement) be repaid to Tenant prior to distributing the net proceeds of such abatement to Tenant and tenants of 400-2 Totten Pond Road entitled thereto.

8.3 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord, Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay an equitable share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

        (b) If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.


                                    ARTICLE 9
                                    ---------

                         OPERATING AND UTILITY EXPENSES
                         ------------------------------


9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

        Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

        Operating Expenses: aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the TPR Properties, all as set forth in EXHIBIT OC annexed hereto; provided that, if during any portion of any Operating Year for which Operating Expenses are being computed, less than all of the TPR Properties are occupied by tenants or if Landlord was not supplying all tenants with the services being supplied to Tenant hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Expenses that would have been incurred if the TPR Properties were fully occupied and such services were being supplied to all tenants, and such extrapolated Operating Expenses shall, for all purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

9.2 TENANT'S PAYMENTS. (a) In the event that, for any Operating Year, Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

        (b) Estimated payments by Tenant on account of Operating Expenses shall be made, commencing January 1, 1998, on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. If Tenant so requests, Landlord shall submit to Tenant, prior to the time at which any estimated increase becomes effective, reasonable budget information as to those items of Operating Expenses for which Landlord has estimated an increase. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

9.3 TENANT AUDIT RIGHTS. (a) If Tenant shall so request, within 60 days after receipt of any accounting required to be presented by Landlord hereunder, Landlord shall permit Tenant, at Tenant's expense and during normal business hours, to review at Landlord's office Landlord's invoices relating to Operating Expenses for the Operating Year in respect of which such accounting was prepared for the purpose of verifying any accounting that Landlord is required to give hereunder. Any such request shall be accompanied by a statement setting forth, in reasonable detail, the particular respects which Tenant disputes or questions such accounting. In making any such examination, Tenant agrees, and shall cause its auditors, accountants and any other employees, agents or contractors having access to such information to agree, to keep strictly confidential (i) any and all information contained in such books and records, and (ii) the circumstances and details pertaining to such examination, including without limitation the nature of any dispute in respect of Operating Expenses and the nature or details of any settlement thereof; and Tenant will confirm and cause its auditors, accountants, employees, agents and contractors to confirm such agreement in writing, if so requested by Landlord, prior to such examination. If Tenant shall not request any such review within the 60-day period hereinabove referred to, then Landlord's accounting shall be binding and conclusive. During the pendency of any such examination, Tenant shall make all payments claimed by Landlord to be due, such payments to be without prejudice to Tenant's position.

        (b) If Tenant elects to conduct such an examination, as provided in paragraph (a), then any such accounting by Landlord shall be binding and conclusive upon Tenant unless, within one hundred fifty (150) days after receipt of such accounting, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect. If such dispute has not been resolved by agreement within thirty (30) days after Tenant's notice of such dispute, then Tenant may, within thirty (30) additional days after the expiration of the first such 30-day period, submit the matter to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that there shall be only one arbitrator, who shall have had at least ten (10) years' experience as a certified property manager in buildings similar to the Building and in the same general location and market. If Tenant shall fail to submit the matter to arbitration within such additional 30-day period, then the accounting shall be conclusively deemed to be correct. Pending resolution by agreement or arbitration, Tenant shall make any payments claimed by Landlord to be due on account of Operating Expenses, such payment to be without prejudice to Tenant's position. Any decision by an arbitrator shall be final and binding on the parties. If the dispute shall be resolved in Tenant's favor, Landlord shall forthwith credit the amount overpaid by Tenant against amounts subsequently coming due on account of Operating Expenses. Each party shall bear one-half (1/2) of the cost of such arbitrator.

                                   ARTICLE 10
                                   ----------

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE
                    ----------------------------------------



10.1 INDEMNITY. (a) Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising:
        (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises after the Commencement Date or the date on which Tenant first occupies any part of the Premises (whichever occurs first); (ii) from any accident, injury or damage occurring outside of the Premises but on the Property where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages,expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

        (b) Landlord agrees to indemnify and save harmless Tenant from and against all claims, loss, cost, damage or expense of whatever nature arising from any accident, injury or damage, to the extent that such accident, damage or injury results from an act or omission on the part of Landlord or Landlord's agents or employees and occurring after the date of this Lease until the end of the Term of this Lease. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty (30) days' prior notice, shall be written on an "occurrence" basis, and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Except to the extent that such claims arise from the negligent or wrongful acts or omissions of Landlord or its agents or employees, neither Landlord nor Landlord's insurers shall have any responsibility or liability for any loss of or damage to Tenant's Removable Property. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any alterations, additions or improvements installed by Tenant pursuant to
        Section 5.2, to the extent that the same have not become the property of Landlord, and other so-called improvements and betterments. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES. Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents or employees, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Property adjacent to or connecting with the Premises or any part of the Property or otherwise.


                                   ARTICLE 11
                                   ----------

                          LANDLORD'S ACCESS TO PREMISES
                          -----------------------------



11.1 LANDLORD'S RIGHTS. Landlord and Agent shall have the right, subject to Tenant's reasonable security restrictions set forth in EXHIBIT TS, to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord and Agent shall also have the right, subject to such restrictions, to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or, during the last twelve months of the Term of this Lease, tenants of any part of the TPR Properties.


                                   ARTICLE 12
                                   ----------

                           FIRE, EMINENT DOMAIN, ETC.
                           --------------------------


12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 RIGHTS OF TERMINATION. (a) If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

        (b) If Landlord does not elect to terminate this Lease pursuant to paragraph (a), then Landlord shall obtain from Landlord's architect or engineer, and deliver to Tenant, a written and stamped determination and certification as to such architect's or engineer's opinion as to the time that would reasonably be required to substantially complete the necessary repair and restoration of such damage. If such certification reflects that such damage cannot reasonably be expected to be substantially repaired within nine (9) months from date of commencement of such work, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within fifteen (15) days after the receipt of such certification. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant.

12.3    RESTORATION. If this Lease shall not have been terminated pursuant to
        Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2, except those that have been sufficiently incorporated into the Premises as to become a part thereof and be covered by Landlord's property damage insurance) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within nine months after the expiration of the 90-day period referred to in Section (which nine-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12.5 LANDLORD'S INSURANCE. Landlord agrees to maintain in full force and effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.


                                   ARTICLE 13
                                   ----------

                                     DEFAULT
                                     -------


13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

            (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or additional charges hereunder when due and such failure shall continue for five (5) full Business Days after notice to Tenant from Landlord; or

            (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

            (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

            (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

            (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

            (vi) There shall exist any Default of Tenant under that certain other lease (the "400-2 Lease"), dated as of March 4, 1996, by and between Landlord and Tenant (whether or not Landlord shall exercise any or all of its rights under the 400-2 Lease as a result of such Default of Tenant), it being agreed and understood by Landlord and Tenant that a Default of Tenant hereunder shall likewise constitute a Default of Tenant under the 400-2 Lease; or

            (vii) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

        then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

        (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.C [Section] 101, ET SEQ.. If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

          (i)     file a motion to assume the Lease with the appropriate court;

         (ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (A) cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within 10 days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within 30 days from the date of the assumption;

                  (B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within 10 days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

                  (C) provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

                  (D) deliver to Landlord a written statement that the conditions herein have been satisfied.

        (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

          (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

         (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above;

        (d) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

          (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9;

         (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9 hereof;

        (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

         (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder; and

        (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

        (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

            (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

            (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness;

        (g) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

        (h) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages:
        (x) the Basic Rent, Escalation Charges and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if, in accordance with Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such Section 3.1(a). Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

        (i) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

        (j) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

        (k) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

        (l) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty
        (30) days, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.


                                  ARTICLE 14
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------


14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

        (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LIMITATION OF LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the TPR Properties at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that

        Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the TPR Properties.

        (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly. Notwithstanding the foregoing to the contrary, if, due to any event or circumstance described above or any Force Majeure, Tenant is prevented from receiving essential services or utilities that Landlord is obligated to perform or deliver under this Lease, and such interruption of essential services or utilities renders the Premises untenantable, and if such interruption shall continue for a period of five (5) consecutive days after notice thereof from Tenant to Landlord that the Premises are untenantable as a result thereof, Basic Rent and Escalation Charges shall abate commencing on the sixth day after such notice (and, if less than all of the Premises are affected by such interruption, such abatement shall be pro-rated according to the area so affected) until such time as such services or utilities are restored. The foregoing shall not apply to repairs or changes necessitated by fire or other casualty, or by the exercise of the right of eminent domain, which shall be governed by Article 12. Tenant's rights herein granted shall be Tenant's sole remedies for such interruption.

        (c) In no event shall either party ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by the other from whatever cause.

        (d) Except with respect to requests by Tenant for Landlord's consent to a sublease permitted under Article 6, where provision is made in this Lease for Landlord's consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any expenses reasonably incurred by Landlord (including without limitation legal fees and costs, if any) in connection therewith.

        (e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. Landlord agrees, however, in the course of such work, to use all reasonable efforts not to unreasonably interfere with Tenant's operation in the Premises.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and/or the taking of possession of the Premises for the purpose of foreclosing.

        (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor. Notwithstanding the foregoing, Landlord agrees to obtain the written agreement of the purchaser-lessor that, subject to such reasonable qualifications as such purchaser-lessor may reasonably impose, in the event that the purchaser-lessor shall succeed to the interests of Landlord hereunder pursuant to such lease, then so long as no Default of Tenant exists hereunder, Tenant's right to possession of the Premises shall not be disturbed and Tenant's other rights hereunder shall not be adversely affected by termination of such lease.

        (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder, except to the extent that Tenant shall have given Landlord written notice, prior to the date of such transfer, of any claim.

14.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, if any, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. Rules and Regulations currently in effect are set forth in EXHIBIT RR.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge or additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, ONLY such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article 6 hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested:

        If intended for Landlord, addressed to Landlord at Landlord's Original Address and marked: "Attention: Asset Manager, 400/460 Totten Pond Road," with a copy to Stephen T. Langer, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

        If intended for Tenant, addressed to Tenant at Tenant's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice), with a copy to Douglas M. Henry, Esq., Bingham, Dana & Gould, 150 Federal Street, Boston, MA 02110.

        All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request. Notwithstanding the foregoing, if the holder of such mortgage elects to make this Lease subordinate as aforesaid, then upon the written request of Tenant, Landlord shall obtain the holder's written agreement (substantially in the form annexed hereto as EXHIBIT SNDA) that, subject to such reasonable qualifications as such holder may reasonably impose, in the event that the holder shall succeed to the interests of Landlord hereunder pursuant to such mortgage, ground lease or other encumbrance, so long as no Default of Tenant exists hereunder, Tenant's right to possession of the Premises shall not be disturbed and Tenant's other rights hereunder shall not be adversely affected by any foreclosure of such mortgage or encumbrance or by termination of such ground lease.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. (a) Subject to Section 14.17(b), the security deposit will be paid upon execution and delivery of this Lease, and Landlord shall hold the same throughout the Term of this

        Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant hereunder or under any other such lease or occupancy agreement. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. If at each such time there then exists no Default of Tenant (or event or circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Tenant), Landlord shall return the deposit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Section 14.7, to Tenant as follows: (i) on each of the third, fourth, fifth and sixth anniversaries of the Commencement Date, an amount equal to one-quarter (1/4) of the excess of the initial security deposit over one (1) month's Basic Rent; and (ii) the remainder on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall hold the same in a separate account in a Massachusetts bank, or in a non-Massachusetts bank acceptable to Landlord and Tenant, and shall pay to Tenant's account the amount of any interest actually paid by such bank with respect thereto (after deducting any fees or other charges imposed on Landlord in respect of such account). Tenant hereby certifies that it is aware that the Federal Deposit Insurance Corporation ("FDIC") coverages apply only to a cumulative maximum amount of $100,000 for each individual deposit for all of depositor's accounts at the same or related institution. Tenant further understands that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit, are not covered at all by FDIC insurance. Further, Tenant agrees that Landlord assumes no responsibility for, nor will Tenant hold Landlord liable for, any loss occurring which arises from the fact that the amount of the security deposit exceeds $100,000 or from the fact that the excess amount will not be insured by FDIC, or that FDIC insurance is not available on certain types of bank instruments. If Landlord conveys Landlord's interest under this Lease, and the transferee agrees to assume Landlord's obligations under this Lease, the deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.7, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been actually received in hand by such holder.

        (b) Landlord may, in its sole discretion, require that instead of a cash security deposit, Tenant shall, upon execution and delivery of this Lease, deposit with Landlord a clean, irrevocable, unconditional letter of credit, with a right of assignment (without charge or cost to Landlord) to any successor to Landlord's interests hereunder, in favor of Landlord in the amount of the security deposit. In the event that Landlord so requires, Landlord agrees to pay the letter of credit fee charged by the issuing bank in respect thereof. Such letter of credit, and any replacement thereof, shall be drawn on a Massachusetts bank approved by Landlord from time to time. The form of the Letter of Credit annexed hereto as EXHIBIT LOC is acceptable to Landlord. In the event of a material adverse change in the financial position of any bank which has issued a letter of credit hereunder, Landlord reserves the right, on any scheduled expiration or renewal date of any such letter (or, in the event that Landlord reasonably determines that the condition of the issuing bank is in imminent danger of insolvency, upon 10 days' notice), to request that Tenant change the issuing bank to another bank reasonably approved by Landlord. Regardless of whether Landlord shall have previously requested that Tenant change issuing banks, if the bank on which the original letter of credit or any replacement letter is drawn is declared insolvent or placed into conservatorship or receivership, Tenant shall, within 20 days thereafter, replace the then-outstanding letter of credit with a like letter of credit from another bank acceptable to Landlord, and Landlord shall reimburse Tenant for any issuance fees as hereinabove provided.

        (c) The letter of credit shall contain a clause whereby the issuing bank agrees to automatically extend the term of the letter of credit from year to year throughout the Initial Term (and any Extended Term) unless, not less than sixty (60) days prior to the date on which the letter would expire absent such extension, the issuing bank gives notice to Landlord, by certified or registered mail, of non-extension. In the event of notice from the issuing bank of non-extension, Tenant shall, not later than twenty (20) Business Days prior to the date on which the outstanding letter shall expire without extension, obtain a replacement letter of credit from a Massachusetts bank acceptable to Landlord, under all of the terms and conditions set forth above. Upon (i) the occurrence of a Default of Tenant hereunder, or (ii) the failure of Tenant to replace any such letter at least twenty (20) Business Days prior to its expiration, and written certification thereof by Landlord to the issuing bank, Landlord may at its election draw the full amount or any part thereof, and hold, use and apply the proceeds thereof as if such proceeds were originally deposited with Landlord in cash under this Section. In the event that Landlord draws any such letter of credit, Landlord may elect to use such proceeds (or any excess proceeds after application) to obtain from another Massachusetts bank a replacement letter of credit, and the cost of such replacement shall be deducted from the available balance and reimbursed by Tenant. Tenant hereby agrees, if so requested by Landlord, to enter into a letter of credit agreement with the bank so designated by Landlord, failing which Landlord may do so in Tenant's name and behalf. The order in which Landlord applies the proceeds of the cash security deposit and the proceeds of the letter of credit shall be determined by Landlord from time to time in its sole and unfettered discretion.

        (d) From and after the time at which Landlord shall have drawn all or any portion of the proceeds of such a letter of credit, if Landlord shall not elect to obtain its own replacement letter of credit, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such proceeds, or any part thereof, to Landlord's damages arising from any then existing or subsequently occurring Default of Tenant hereunder. While Landlord holds any unapplied proceeds, Landlord shall maintain a separate account and pay interest thereon as provided in paragraph (a). There then existing no Default of Tenant hereunder or under any other leases or occupancy agreements that may hereafter be entered into between Landlord and Tenant relative to the TPR Properties, Landlord shall return to Tenant the proceeds thereof (or, if not drawn upon, any letter of credit), or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 14.17, provided that as to the partial reductions in the amount of the security deposit referred to in paragraph (a), such reductions shall be effected by amendments to the letter of credit reflecting the reduced requirements. If Landlord conveys Landlord's interest under this Lease, and the transferee agrees to assume Landlord's obligations under this Lease, the proceeds (or, if not drawn upon, any letter of credit), or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and, when actually turned over, Tenant agrees to look solely to such grantee for proper application of the proceeds in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return of any letter of credit or application of any such proceeds, whether or not it succeeds to the position of Landlord hereunder, unless such proceeds or letter of credit shall have actually been received by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at The First National Bank of Boston (but in no event more than 18% per annum), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at The First National Bank of Boston (but in no event more than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1 1/2) times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all direct damages sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant: (i) mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from, and forever waives, any and all claims with respect to such loss, but only to the extent of the limits of insurance carried with respect thereto, less the amount of any deductible; and (ii) mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. If Tenant (or Landlord, acting at the request of Tenant) shall have installed an "internal" staircase in the Building, then Tenant shall be required to remove the same and repair and restore any floor openings and other affected areas to their prior condition. Also, Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord (as of the date Landlord approved any such alteration or addition, if approval thereof was required under Section 5.2), all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker, who shall be paid by Landlord).

14.23 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.


                                  ARTICLE 15
                                  ----------

                               OPTION TO EXTEND
                               ----------------


15.1 TENANT'S RIGHT. Provided that, at the time of such exercise, (i) there exists no Default of Tenant; (ii) this Lease is still in full force and effect; and (iii) Tenant actually occupies at least sixty percent (60%) of Premises Rentable Area, Tenant shall have the right to extend the Term of this Lease as to the Premises originally leased hereunder for one extended term (the "Extended Term") of five (5) years. The Extended Term shall commence on the day immediately following the expiration date of the Initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of the Extended Term. Tenant shall exercise such option by giving Landlord notice of its desire to do so, not later than twelve (12) months prior to the expiration of the Initial Term, it being agreed that time shall be of the essence with respect to the giving of such notice. The giving of such notice shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, the Term of this Lease shall automatically terminate at the end of the Initial Term, and Tenant shall have no further right or option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except that: (i) Landlord shall have no obligation to pay any construction or improvements allowance, or to perform any alterations or improvements to the Premises, with respect to the Extended Term; and (ii) the Basic Rent for the Extended Term shall be determined in accordance with section 15.2.

15.2 EXTENDED TERM RENT. (a) The Basic Rent for the Extended Term shall be the product of (x) the Fair Market Rental Value of the Premises (as hereinafter defined) as of the commencement of the Extended Term, determined without regard to Tenant's right to extend, as agreed by the parties, and (y) 0.95. In no event, however, shall the Basic Rent for the Extended Term (which does not include Escalation Charges) be less than the sum of (i) $22.15 per square foot of Premises Rentable Area, Plus (ii) all accrued Escalation Charges payable as of the last day of the Initial Term. During the Extended Term, Escalation Charges shall be calculated using new Base Taxes and Base Operating Expenses, which shall be established according to the fiscal year ending June 30, 2005 and the calendar year ending December 31, 2004, respectively.

                                  ARTICLE 16
                                  ----------

                           FAIR MARKET RENTAL VALUE
                           ------------------------


16.1 DEFINITION. (a) The term "Fair Market Rental Value" shall mean the annual fixed rent that a willing tenant would pay and a willing landlord would accept, each acting in its own best interest and without duress, in an arms-length lease of the premises in question as of the date (the "Determination Date") on which the same is to become effective. If Landlord and Tenant shall fail to agree upon the Fair Market Rental Value within six (6) months before the Determination Date, then Landlord and Tenant each shall give notice (the "Determination Notice") to the other setting forth their respective determinations of the Fair Market Rental Value, and, subject to the provisions of paragraph (b) below, either party may apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator satisfactory to both parties to render a final determination of the Fair Market Rental Value. The arbitrator shall be a real estate appraiser or consultant who shall have at least ten (10) years' continuous experience as a commercial real estate broker or appraiser, and having significant experience with property similar to the Building in the greater Boston area. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, choose one of the determinations set forth in either Landlord's or Tenant's Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. The arbitrator may take into account factors such as (but not limited to) the then condition of the applicable space and the level of any leasehold improvement allowances or other inducements then normally being offered to prospective tenants. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this paragraph (a), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this paragraph (a) shall be final and binding in fixing the Fair Market Rental Value. The arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.

        (b) In the event that the determination of the Fair Market Rental Value set forth in the Landlord's and Tenant's Determination Notices shall differ by less than five percent (5%) per square foot of Premises Rentable Area per annum for each year for which the same is being determined, then the Fair Market Rental Value shall not be determined by arbitration, but shall instead be set by taking the average of the determinations set forth in Landlord's and Tenant's Determination Notices. Only if the determinations set forth in Landlord's and Tenant's Determination Notices shall differ by more than 5% per square foot of Premises Rentable area per annum for any year for which the same is being determined shall the actual determination of Fair Market Rental Value be made by an arbitrator as set forth in paragraph (a) above.

        (c) If for any reason the Fair Market Rental Value shall not have been determined prior to the Determination Date, then, until the Fair Market Rental Value and, accordingly, the Basic Rent, shall have been finally determined, Tenant shall pay Basic Rent at the rate quoted by Landlord in Landlord's Determination Notice. Upon final determination of the Fair Market Rental Value, an appropriate adjustment to the Basic Rent theretofore paid by Tenant from and after the Determination Date shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall promptly credit or pay, respectively, to the other any overpayment of deficiency, as the case may be, in the payment of Basic Rent from the Determination Date to the date of such final determination.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.


                               LANDLORD:   400/460 TOTTEN POND ROAD
                               ---------   LIMITED PARTNERSHIP

                                           By:  Leggat McCall Properties, Inc.,
                                                General Partner



                                           By: /s/ F. X. Jacoby
                                               -------------------------------
                                                Hereunto Duly Authorized



                                 TENANT:   MOLTEN METAL TECHNOLOGY, INC.
                                 -------


                                           By: /s/ Kathy Santoro
                                               -------------------------------
                                                (Vice) President



                                           By: /s/ Benjamin T. Downs
                                               -------------------------------
                                                (Assistant) Treasurer